UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 9, 2020
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

708 Quince Orchard Road, Suite 205
Gaithersburg, MD 20878
(Address of principal executive offices)

(240) 813-1260
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2020, OpGen, Inc. (the “Company”), as guarantor, Curetis GmbH (“Curetis”), a subsidiary of the Company, as borrower, Ares Genetics GmbH, a subsidiary of the Company (“Ares Genetics”), as guarantor, and the European Investment Bank, or, the Bank, entered into an Amendment and Restatement Agreement (the “Second Amendment and Restatement Agreement”), which provides for the further amendment of the Finance Contract, dated as of December 12, 2016, by and between the Borrower and the Bank, as amended and restated by the First Amendment and Restatement Agreement dated as of May 20, 2019 (the “Existing Finance Contract” and as amended pursuant to the Second Amendment and Restatement Agreement, the “Amended Finance Contract”).

Existing Finance Contract

Curetis, as borrower, and the Bank, as lender, entered into the Existing Finance Contract, which originally provided for two term loan tranches in the aggregate principal amount of €25 million for the purpose of financing the development of novel test panels, as well as future panels on platforms such as the Unyvero Platform. The loan amount was split into two tranches, a first tranche of €10 million, which was drawn down in April 2017, and a second tranche of up to an additional €15 million, in respect of which a disbursement of €3 million was received on June 22, 2018 following the fulfillment of specified regulatory milestones. Subsequently, the disbursement of the balance of the second tranche, with an aggregate commitment of up to €12 million, was amended as follows: (i) a disbursement of up to €5 million became available subject to Curetis N.V., the former parent of Curetis, having raised cumulative new equity of at least €13.5 million and (ii) the remaining distribution amount of up to €7 million became available subject to Curetis having installed 350 Unyvero Analyzers globally as well as Curetis’ consolidated revenues being at least €10 million over the 12 months preceding the request for the loan disbursement. In return for the Bank waiving certain conditions precedent to disbursing this aforementioned €5 million tranche mentioned in (i) above, the parties agreed on a 2.1% participation percentage interest. Upon maturity of this tranche, i.e. not before around mid-2024 (and no later than mid-2025), the Bank will be entitled to an additional payment that is equity-linked and equivalent to 2.1% of the then total valuation of Curetis.

The Existing Finance Contract was backed by a guarantee from the European Fund for Strategic Investment. Receipt of the loans is limited to the purpose of financing the development of novel test panels, as well as future panels on platforms such as the Unyvero Platform (collectively, the “Financed Project”), provided that the loans made available by the Bank do not exceed 50% of the total cost of the Financed Project.

Each loan under the Existing Finance Contract matures on the fifth anniversary of the disbursement of that loan and is to be repaid as a single installment on its maturity date. Each loan bears interest in the form of (i) a cash interest element at a floating rate of EURIBOR plus a cash pay margin and (ii) a deferred interest element of a fixed interest rate to be paid on the maturity date of the relevant loan. As of June 30, 2020, €18.0 million plus deferred interest in the amount of approximately €3.4 million was outstanding under the Existing Finance Contract.

The Existing Finance Contract provided for certain compulsory prepayment events, such as if (i) the credit granted by the Bank exceeds 50% (fifty percent) of the total cost of the Financed Project by the Existing Finance Contract, (ii) the borrower, any guarantor or other member of the Curetis group of businesses (the “Curetis Group”) voluntarily prepaid a part or the whole of any other financing arrangements, (iii) a change of control, defined as a person or group acting in concert gaining control of more than 50% of the equity (or gains the power to direct the management and policies) of the borrower, the guarantor or other member of the Curtis Group or any of the foregoing entities engaging in certain merger transactions or selling all or substantially all of its assets, occurs, (iv) the borrower’s or a guarantor’s ability to perform its obligations under this Existing Finance Contract or the guarantees would be materially impaired due to a change in or amendment to law, rule or regulation or (v) it becomes unlawful for the Bank to perform its obligations under the finance documents or to fund or maintain the loans.

The Existing Finance Contract contains undertakings on the part of the borrower to use the funds drawn down under the contract to finance the Financed Project and to maintain and insure the Financed Project, as well as certain restrictions, including restrictions on the borrower’s ability to dispose of assets, engage in hedging activities, violate applicable law, dispose of the shares of its material subsidiaries, engage in certain acquisitions, grant guarantees and security other than certain types of permitted guarantees and security, and incur additional financial indebtedness other than certain types of permitted indebtedness. The borrower is required to repay the loan together with accrued interest and any deferred interest upon demand by the Bank in the event of default, including payment defaults subject to a three-day grace period, certain insolvency or bankruptcy events, or the inability of the borrower or guarantor to fulfill its other obligations under the Existing Finance Contract or the guarantees.

Second Amendment and Restatement Agreement

The Second Amendment and Restatement Agreement (i) amends certain provisions the Existing Finance Contract to reflect the changes made as a result of the Company’s acquisition of the Borrower, including the addition of the Company and Ares Genetics as guarantors, and (ii) provides for an additional €5 million in available borrowings, payable upon satisfaction of certain conditions, to fund certain research and development costs in relation to the Borrower’s project to develop diagnostic solutions for COVID-19. The conditions to the disbursement of the additional €5 million in available borrowings include, among others things, the entry into a security agreement by Ares Genetics pursuant to which Ares Genetics will grant the Bank a security interest in certain patents.

Pursuant to the terms of the Second Amendment and Restatement Agreement, each of the Company and Ares Genetics also entered into Guarantee and Indemnity Agreements, each dated July 9, 2020, with the Bank, pursuant to which the Company and Ares Genetics guaranteed the obligations and liabilities of the Borrower under the Amended Finance Contract. Under the terms of the Guarantee Agreements, the Company and Ares Genetics provide customary representations and warranties and are subject to customary affirmative and restrictive covenants.

Copies of the Second Amendment and Restatement Agreement, which includes the Amended Finance Contract, are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference. Copies of the Guarantee and Indemnity Agreements with the Company and Ares Genetics are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference. The foregoing description of the Second Amendment and Restatement, the Amended Finance Contract, and the Guarantee and Indemnity Agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On July 9, 2020, the Company issued a press release announcing the entry into the Second Amendment and Restatement Agreement with the Bank as described above in Item 1.01 and Item 2.03 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Amendment and Restatement Agreement, dated as of July 9, 2020, by and among Curetis GmbH, as borrower, the Company, as guarantor, Ares Genetics GmbH, as guarantor, and European Investment Bank
10.2	Finance Contract, as amended and restated pursuant to the First Amendment and Restatement Agreement dated May 20, 2019 and the Second Amendment and Restatement Agreement dated as of July 9, 2020, by and between the European Investment Bank and Curetis GmbH*
10.3	Guarantee and Indemnity Agreement, dated as of July 9, 2020, by and between European Investment Bank and the Company
10.4	Guarantee and Indemnity Agreement, dated as of July 9, 2020, by and between European Investment Bank and Ares Genetics
99.1	Press Release issued by OpGen, Inc. dated July 9, 2020

*       Confidential treatment has been requested for certain portions of this agreement. The unredacted document will be provided supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 13, 2020	OpGen, Inc.

	By:	/s/ Timothy C. Dec
		Name:	Timothy C. Dec
		Title:	Chief Financial Officer